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                                                                    EXHIBIT 21-A


                             OTTER TAIL CORPORATION

                         Subsidiaries of the Registrant
                                  March 1, 2002

Company                                                 State of Organization

Minnesota-Dakota Generating Company                                 Minnesota
Otter Tail Realty Company                                           Minnesota
Otter Tail Energy Services Company, Inc.                            Minnesota
Otter Tail Energy Management Company                                Minnesota
Otter Tail Management Corporation*                                  Minnesota
ORD Corporation*                                                    Minnesota
Quadrant Co.*                                                       Minnesota
Varistar Corporation                                                Minnesota
Northern Pipe Products, Inc.                                        North Dakota
Vinyltech Corporation                                               Arizona
T.O. Plastics, Inc.                                                 Minnesota
St. George Steel Fabrication, Inc.                                  Utah
Precision Machine, Inc.                                             North Dakota
DMI Industries, Inc.                                                North Dakota
Dakota Engineering, Inc.*                                           North Dakota
BTD Manufacturing, Inc.                                             Minnesota
Mid-States Testing Company*                                         Minnesota
DMS Health Technologies                                             North Dakota
DMS Imaging, Inc.                                                   North Dakota
Nuclear Consultants, Inc.                                           South Dakota
Midwest Imaging L.L.C                                               Kansas
Nuclear Imaging of Kansas, L.L.C                                    Kansas
Nuclear Imaging, Ltd.                                               South Dakota
DMS Leasing Corporation                                             North Dakota
Aerial Contractors, Inc.                                            North Dakota
Moorhead Electric, Inc.                                             Minnesota
Chassis Liner Corporation                                           Minnesota
Chassis Liner Credit Corp.*                                         Minnesota
Chart Automotive LLC                                                Minnesota
Chart Liner U.L.C                                                   Nova Scotia
E. W. Wylie Corporation                                             North Dakota
Midwest Information Systems, Inc.                                   Minnesota
Midwest Telephone Company                                           Minnesota
Osakis Telephone Company                                            Minnesota
The Peoples Telephone Company of Bigfork                            Minnesota
Data Video Systems, Inc.                                            Minnesota
MIS Investments, Inc.                                               Minnesota
Otter Tail Communications SD, Inc.*                                 South Dakota
Fargo Baseball, LLC                                                 Minnesota
Fargo Sports Concession LLC                                         Minnesota
KFGO, Inc.*                                                         North Dakota




*Inactive